UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Baytech Drive, San Jose, CA		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 522-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this report is to amend, as discussed below, GigOptix, Inc.’s (“GigOptix”or the “Company”) Current Report on Form 8-K containing information furnished under Item 2.02 and 9.01 as submitted to the Securities and Exchange Commission (the “SEC”) on August 2, 2011 (the “Initial Report”)

Item 2.02. Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 2, 2011, GigOptix issued a press release announcing its financial results for the three months ended July 3, 2011. The full text of such press release was furnished as Exhibit 99.1 to the Initial Report and incorporated therein by reference. The press release contained a consolidated balance sheet for the Company as of July 3, 2011. The assets set forth on the consolidated balance sheet increased from the prior quarter end as a result of the acquisition of Endwave Corporation during the quarter ended July 3, 2011, and was calculated based upon a preliminary assessment of the purchase price for this acquisition. In finalizing the purchase price for Endwave Corporation, the Company has determined that the purchase price should be increased by $1,944,371. The Company has further determined that all of the additional purchase price should be allocated to goodwill, resulting in an increase in goodwill on the consolidated balance sheet of $1,944,371. There is a corresponding increase in this same amount of additional paid-in capital.

A corrected consolidated balance sheet is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consolidated Balance Sheet as of July 3, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Dr. Avi Katz
Chief Executive Officer

Date: August 8, 2011